SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                              FORM 8-K/A


               Current Report Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported)      February 15, 1995

                           BIG O TIRES, INC.
           (Exact name of registrant as specified in its charter)

          Nevada                 1-8833               87-0392481
     (State or other juris-   (Commission          (I.R.S. Employer
   diction of incorporation)    File No.)          Identification No.)



     11755 East Peakview Avenue, Englewood, Colorado       80111
        (Address of principal executive offices)        (Zip Code)


    Registrant's telephone number including area code:  (303)  790-2800









                                                           2 Total Pages

Item 5.     Other Events.

On February 15, 1995, the Company announced a reorganization of its management structure. Horst K. Mehlfeldt, a director and consultant to the Company, has been elected Vice Chairman. The Company has formed the office of the Chief Executive, consisting of John E. Siipola, Chairman, Horst K. Mehlfeldt, Vice Chairman and Steven P. Cloward, President.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

Date:      February 17, 1995

                         BIG O TIRES, INC.


                                  By:    /s/ Philip J. Teigen
                                         General Counsel and Secretary